PBHG FUNDS
                               CONSENT OF COUNSEL

                  We hereby consent to the use of our name and to the reference to our firm under the caption "Other Service Providers - Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is included in Post-Effective Amendment No. 81 to PBHG Funds's Registration Statement under the Securities Act of 1933, as amended, and Amendment No. 79 to the Registration Statement under the Investment Company Act of 1940, as amended, on Form N-1A.


                            /S/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                            ------------------------------------------
                            Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
May 13, 2005